UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2012

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois		60603
(Address of principal executive offices)		(Zip Code)

(312) 630-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On April 17, 2012, the Board of Directors of Northern Trust Corporation (the “Corporation”) amended the Corporation’s By-laws (the “By-laws”), effective April 17, 2012. The principal changes to the By-laws affected by this amendment are as follows:

Maximum Size of the Board of Directors

Section 2.2 of the By-laws was amended to reduce the maximum size of the Board of Directors of the Corporation from no more than 25 to no more than fifteen directors.

Notice by Electronic Means

Section 2.4 and Section 2.5 of the By-laws was amended to provide that notice of regular and special meetings of the Board of Directors of the Corporation may be given by electronic transmission. The amendment also clarifies that notice of regular and special meetings of the Board of Directors of the Corporation sent by mail must be sent by registered or certified mail or a nationally recognized overnight courier, with such notice being effective upon receipt by the director.

Officers

Article IX of By-laws was amended to, among other things, expressly authorize either or both the Chief Executive Officer and the chief human resources officer of the Corporation to appoint and fix the compensation of certain officers of the Corporation. The foregoing authorization is limited by the power specifically reserved for the Board of Directors of the Corporation to (i) elect the Chairman of the Board, a President, one or more Vice Chairmen, a Chief Financial Officer, a General Auditor, one or more Executive Vice Presidents, a Secretary and a Treasurer and such other officers as may from time to time be elected by the Board of Directors of the Corporation and (ii) fix the compensation of any officer to the extent required by the rules of the securities exchange on which the Corporation’s securities are listed and any other officer as may be designated by the Board of Director of the Corporation. The amendment also clarifies the powers and duties of certain officers.

The preceding description is qualified in its entirety by reference to the By-laws, as amended, which are attached hereto as Exhibit 3.1, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	By-laws of Northern Trust Corporation, as amended through April 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: April 18, 2012	By:	/s/ Rose A. Ellis
Rose A. Ellis Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	By-laws of Northern Trust Corporation, as amended through April 17, 2012